Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Frank Milano
Select Comfort Corporation (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO HOST ANALYST DAY EVENT
Management will present from company’s Salt Lake City manufacturing site at 10:00 a.m. Eastern Time on February 3, 2006

        MINNEAPOLIS – (February 2, 2006) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, will host its 2006 Analyst Day Event at 10:00 a.m. Eastern Time (9:00 a.m. Central; 7:00 a.m. Pacific) on Friday, February 3, 2006. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com.

About Select Comfort
        Founded in 1987, Select Comfort Corporation is the nation’s leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort’s products are sold through its nearly 400 retail stores located nationwide, through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1)   Top 25 Bedding Retailers, Furniture Today, May 23, 2005.